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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 12, 1998 (except with respect to the stock split discussed in Note 14 as to which the date is March 31, 1998) included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 333-29681 and 333-32083. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
March 31, 1998